UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2016

CARBON SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-54817	20-5451302
(Commission File Number)	(I.R.S. Employer Identification No.)

5511C Ekwill Street, Santa Barbara, California	93111
(Address of principal executive offices)	(Zip Code)

(805) 456-7000
(Registrant's telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_]    Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

This Report on Form 8K/A amends and restates the Report on Form 8K previously filed March 4, 2016

SECTION 3.  SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities.

Effective March 3, 2016, the Board of Directors of Carbon Sciences, Inc., a Nevada corporation (the "Company") authorized the issuance of 16,155 shares of Series B Preferred Stock having a face value of $1,615,500 to holders of convertible promissory notes in the aggregate principal amount of $1,615,362 payable by the Company (the "Prior Notes"), in exchange for the redemption and cancellation of the Prior Notes, including all outstanding principal of $1,615,362 and unpaid interest, which has been accruing at 10% per annum.  The Prior Notes were originally issued by the Company as follows:

Effective Date                                                      Annual InterestOutstanding Principal Balance
December 12, 2012                                        10%$198,912.00
February 22, 2013                                        10%$34,450.00
May 29, 2013                                                      10%$97,000.00
October 7, 2013                                                      10%$58,000.00

April 18, 2014                                                      10%$500,000.00
October 1, 2014                                                      10%$500,000.00
July 13, 2015                                                      10%$227,000.00

The terms of the Series B Preferred Stock are discussed more fully in Item 3.03 of this filing. The conversion terms are substantially similar to those of the Prior Notes.

The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(2) of the Securities Act, as amended (the "Securities Act") and Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution of them.

Item 3.03 Material Modification to Rights of Security Holders.

On March 2, 2016, the Company filed a Certificate of Designation for its Series B Preferred Stock with the Secretary of State of Nevada designating 30,000 shares of its authorized preferred stock as Series B Preferred Stock. The shares of Series B Preferred Stock have a par value of $0.001 per share.

The total face value of this entire series is three million dollars ($3,000,000.00). Each share of Series B Preferred Stock has a stated face value of One Hundred Dollars ($100.00) ("Share Value"), and is convertible into shares of fully paid and non-assessable shares of common stock ("Common Stock") of the Company.

The holders of outstanding shares of the Series B Preferred Stock (the "Holders") are entitled to receive dividends pari passu with the holders of Common Stock, except upon a liquidation, dissolution and winding up of the Company, in which case the Series B Preferred Stock has a preference. Such dividends will be paid equally to all outstanding shares of Series B Preferred Stock and Common Stock, on an as-if-converted basis with respect to the Series B Preferred Stock. The Holders may elect to use the most favorable conversion price for the purpose of determining the as-if-converted number of shares.

In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the Holder of each outstanding share of the Series B Preferred Stock shall be entitled to receive, out of the assets of the Company available for distribution to its shareholders upon such liquidation, whether such assets are capital or surplus of any nature, an amount equal to one hundred dollars ($100.00) for each such share of the Series B Preferred Stock (as adjusted for any combinations, consolidations, stock distributions, stock splits or stock dividends with respect to such shares), plus all dividends, if any, declared and unpaid thereon as of the date of such distribution, before any payment is made or any assets distributed to the holders of the Common Stock.  After such payment, the remaining assets of the Company will be distributed to the Holders of Common Stock.

If the assets to be distributed to the Holders of the Series B Preferred Stock are insufficient to permit the receipt by such Holders of the full preferential amounts, then all of such assets will be distributed among such Holders ratably in accordance with the number of such shares then held by each such Holder.

The sale of all or substantially all of the Company's assets, any consolidation or merger of the Company with or into any other entity or person, or any other corporate reorganization, in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization, own less than fifty percent (50%) of the Company's voting power immediately after such consolidation, merger or reorganization, or any transaction or series of related transactions to which the Company is a party in which in excess of fifty percent (50%) of the Company's voting power is transferred, excluding any consolidation or merger effected exclusively to change the domicile of the Company, is deemed to be a liquidation, dissolution or winding up.

The Series B Preferred Stock is convertible into Common Stock.

The Holder has the right, at any time, at its election, to convert all or part of the Share Value into shares of Common Stock. The conversion price is the lesser of (1) Fifty Percent (50%) of the lowest trade price of Common Stock recorded on any trade day after December 12, 2012 or (2) the lowest effective price per share granted to any person or entity, including the Holder but excluding officers and directors of the Company, to acquire Common Stock, or adjusted, whether by operation of purchase price adjustment, settlement agreements, exchange agreements, reset provision, floating conversion or otherwise, any outstanding warrant, option or other right to acquire Common Stock or outstanding Common Stock equivalents (the "Conversion Price").

The conversion formula is as follows: The number of shares receivable upon conversion equals the Share Value divided by the Conversion Price. A conversion notice (the "Conversion Notice") may be delivered to Company by any method of Holder's choice (including but not limited to email, facsimile, mail, overnight courier, or personal delivery), and all conversions will be cashless and not require further payment from the Holder. If no objection is delivered from the Company to the Holder, with respect to any variable or calculation reflected in the Conversion Notice, within 24 hours of delivery of the Conversion Notice, the Company will thereafter be deemed to have irrevocably confirmed and ratified such notice of conversion and waived any objection. The Company will deliver the shares of Common Stock from any conversion to the Holder (in any name directed by the Holder) within three (3) business days of Conversion Notice delivery. If the Company is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, then upon request of the Holder and provided that the shares to be issued are eligible for transfer under Rule 144 of the Securities Act of 1933, as amended (the "Securities Act"), or are effectively registered under the Securities Act, the Company will cause its transfer agent to electronically issue the Common Stock issuable upon conversion to the Holder through the DTC Direct Registration System ("DRS"). If the Company is not participating in the DTC FAST program, then the Company agrees in good faith to apply and cause the approval for participation in the DTC FAST program.

The Conversion Price is subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Company relating to the Company's securities or the securities of any subsidiary of the Company, combinations, recapitalization, reclassifications, extraordinary distributions and similar events. No fractional shares of the Common Stock shall be issuable upon the conversion of shares of the Series B Preferred Stock and the Company shall pay the cash equivalent of any fractional share upon such conversion.

If the Company fails to deliver shares in accordance with the required time frame, then for each conversion, a penalty of $1,500 per day will be assessed for each day after the third business day (inclusive of the day of the conversion) until share delivery is made.  Such penalty may be converted into Common Stock at the Conversion Price or payable in cash, at the sole option of the Holder (under the Holder's and the Company's expectations that any penalty amounts shall tack back to the original date of the issuance of Series B Preferred Stock, consistent with applicable securities laws).

In no event will the Holder be entitled to convert any Series B Preferred Stock, such that upon conversion the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of this Series B Preferred Stock or the unexercised or unconverted portion of any other security of the Company subject to a limitation on conversion or exercise analogous to these limitations), and (2) the number of shares of Common Stock issuable upon the conversion of Series B Preferred Stock, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock.  The limitations on conversion may be waived by the Holder upon, at the election of the Holder, not less than 61 days prior notice to the Company, and the provisions of the conversion limitation shall continue to apply until such 61st day (or such later date, as determined by the Holder, as may be specified in such notice of waiver).

Except as required by law, the Holders of Series B Preferred Stock are not entitled to vote, as a separate class or otherwise, on any matter presented to the stockholders of the Company for their action or consideration at any meeting of stockholders of the Company (or by written consent of stockholders in lieu of meeting).  Each Holder of outstanding shares of Series B Preferred Stock will be entitled, on the same basis as holders of Common Stock, to receive notice of such action or meeting.

So long as any shares of the Series B Preferred Stock remain outstanding, the Company will not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series B Preferred Stock voting together as one class: (a) alter or change the rights, preferences or privileges of the shares of the Series B Preferred Stock so as to affect materially and adversely such shares; or (b) create any new class of shares having preference over the Series B Preferred Stock.

The Holder has the right, at its sole discretion, to elect a fixed conversion price for the Series B Preferred Stock.  The Fixed Conversion Price may not be lower than the Conversion Price.  The Company will not, by amendment of its Certificate of Incorporation, bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Certificate of Designation, and will at all times carry out all the provisions of the Certificate of Designation.

This brief description of the Certificate of Designation is only a summary of the material terms and is qualified in its entirety by reference to the full text of the form of the Certificate of Designation as attached to this Current Report on Form 8-K as Exhibit 3.1.

SECTION 5.   CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 2, 2016, the Company amended its Articles of Incorporation for the creation of its Series B Preferred Stock. The rights and privileges of the Series B Preferred Stock are discussed more fully above, and the full text of the form of the Certificate of Designation is attached to this Current Report on Form 8-K as Exhibit 3.1.

SECTION 9. FINANCIAL STATEMENTS, PRO FORMA FINANCIALS & EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d)            Exhibits

3.1            Series B Preferred Stock Certificate of Designation of Carbon Sciences, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CARBON SCIENCES, INC.
(Registrant)

Date: March 8, 2016

/s/William E. Beifuss, Jr.
William E. Beifuss, Jr., Chief Executive Officer